UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

_________________

STORAGE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	84-0593263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One StorageTek Drive
Louisville, Colorado 80028-4309
(Address of principal executive offices) (Zip Code)

2004 LONG TERM INCENTIVE PLAN
(Full title of the Plan)

MARK ROELLIG
Vice President, General Counsel & Secretary
STORAGE TECHNOLOGY CORPORATION
One StorageTek Drive
Louisville, Colorado 80028-4309
(Name and address of agent for service)

(303) 673-5151
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price Per	Aggregate Offering	Amount of
be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee

Common Stock, par value $.10 per share	7,500,000 shares	$24.765	$185,737,500	$23,532.95

(1)     Represents shares of Common Stock reserved for issuance pursuant to the Storage Technology Corporation 2004 Long Term Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933 (the “1933 Act”), also covers additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)        Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the 1933 Act, based on $24.765 per share, the average of the high and low prices per share of the Common Stock on the New York Stock Exchange composite tape on July 26, 2004.

STORAGE TECHNOLOGY CORPORATION

REGISTRATION STATEMENT ON FORM S-8

_________________

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents and information heretofore filed by the Registrant (the “Company”) with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 1-7534) are hereby incorporated by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2003.

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 2004.

(c)	The Company’s Current Report on Form 8-K dated January 12, 2004.

(d)	The Company’s Current Report on Form 8-K dated January 22, 2004.

(e)	The Company’s Current Report on Form 8-K/A dated January 23, 2004.

(f)	The Company’s Current Report on Form 8-K dated April 21, 2004.

(g)	The Company’s Current Report on Form 8-K dated May 28, 2004.

(h)	The Company’s Current Report on Form 8-K dated June 30, 2004.

(i)	The Company’s Current Report on Form 8-K dated July 8, 2004.

(j)	The Company’s Current Report on Form 8-K dated July 21, 2004.

(k)

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A dated August 13, 1981, August 23, 1990 and February 8, 1993 pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     Description of Securities

         Not Applicable.

Item 5.     Interests of Named Experts and Counsel

         Not Applicable.

Item 6.     Indemnification of Directors and Officers

        The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses (including attorneys’ fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that a present or former director or officer of the corporation succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum, by a committee of such directors designated by a majority vote of such directors even though less than a quorum, or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt, in the case of officers and directors, of undertakings to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this Section 145. A corporation may purchase indemnity insurance.

        The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person’s heirs, executors and administrators.

        Article VI, Section 2 of the Company’s By-laws provides that the Company shall indemnify its officers and directors for such expenses, judgments, fines and amounts paid in settlement to the full extent permitted by the laws of the State of Delaware.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Company’s Restated Certificate of Incorporation contains such a provision.

        Under insurance policies of the Company, directors and officers of the Company may be indemnified against certain losses arising from certain claims, including claims under the Securities Act of 1933, which may be made against such persons by reason of their being such directors or officers.

        In addition, the Company has entered into indemnification agreements with its directors providing for the advancement of expenses and indemnification of the directors to the fullest extent permitted by Delaware law. The agreements create certain presumptions in favor of indemnification and provide a mechanism for directors to seek such payments, including the use of an independent counsel to make the determination as to whether indemnification is proper in the event of certain changes of control.

Item 7.     Exemption from Registration Claimed

         Not Applicable.

Item 8.     Exhibits

4.1	Restated Certificate of Incorporation of Storage Technology Corporation dated July 28, 1987 (previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.2	Certificate of Amendment dated May 22, 1989, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.3	Certificate of Second Amendment dated May 28, 1992, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.4	Certificate of Third Amendment dated May 21, 1999, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 1999, filed on August 9, 1999, and incorporated herein by reference)

4.5	Restated Bylaws of Storage Technology Corporation, as amended through November 16, 2002 (previously filed as Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2002, filed on March 7, 2003, and incorporated herein by reference)

4.6	The Storage Technology Corporation 2004 Long Term Incentive Plan.

5.1	Opinion of Counsel as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on pages 7 and 8 of this Registration Statement).

Item 9.     Undertakings

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on the 28th day of July, 2004.

STORAGE TECHNOLOGY CORPORATION

By: /s/ PATRICK J. MARTIN
       ——————————————
       Patrick J. Martin
       President, Chief Executive Officer and
       Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Robert S. Kocol, Mark Roellig and Thomas G. Arnold as his or her attorney-in-fact, each with the power of substitution and re-substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PATRICK J. MARTIN Patrick J. Martin	Chairman of the Board (Director), President and Chief Executive Officer (Principal executive officer)	July 28, 2004
/s/ ROBERT S. KOCOL Robert S. Kocol	Corporate Vice President and Chief Financial Officer (Principal financial officer)	July 28, 2004
/s/ THOMAS G. ARNOLD Thomas G. Arnold	Vice President and Corporate Controller (Principal accounting officer)	July 28, 2004
/s/ JAMES R. ADAMS James R. Adams	Director	July 7, 2004
/s/ CHARLES E. FOSTER Charles E. Foster	Director	July 7, 2004
/s/ MERCEDES JOHNSON Mercedes Johnson	Director	July 28, 2004
/s/ WILLIAM T. KERR William T. Kerr	Director	July 28, 2004
/s/ ROBERT E. LEE Robert E. Lee	Director	July 28, 2004
/s/ JUDY C. ODOM Judy C. Odom	Director	July 28, 2004

STORAGE TECHNOLOGY CORPORATION
REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of Storage Technology Corporation dated July 28, 1987 (previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.2	Certificate of Amendment dated May 22, 1989, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.3	Certificate of Second Amendment dated May 28, 1992, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.4	Certificate of Third Amendment dated May 21, 1999, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 1999, filed on August 9, 1999, and incorporated herein by reference)

4.5	Restated Bylaws of Storage Technology Corporation, as amended through November 16, 2002 (previously filed as Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2002, filed on March 7, 2003, and incorporated herein by reference)

4.6	The Storage Technology Corporation 2004 Long Term Incentive Plan.

5.1	Opinion of Counsel as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on pages 7 and 8 of this Registration Statement).